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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 2, 1999 (except with respect to the matters discussed in Note 6 to the December 31, 2000 consolidated financial statements, as to which the dates are March 16, 2000 and February 14, 2001) on the December 31, 1998 consolidated financial statements of Kinder Morgan, Inc., included in Kinder Morgan, Inc.'s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2000, incorporated by reference in the previously filed registration statement on Form S-3 (Registration No. 333-55866) and by reference in this registration statement, and to all references to our Firm included in the previously filed registration statement on Form S-3 (Registration No. 333-55866).


                                                     /s/ Arthur Andersen LLP

Denver, Colorado
May 14, 2001